EXHIBIT 11.01
                                                                   -------------

        STATEMENTS OF COMPUTATION OF BASIC AND DILUTED NET LOSS PER SHARE
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                        THREE MONTHS ENDED
                                                           SEPTEMBER 30,
                                                    ---------------------------
                                                        2004           2003
                                                    ------------   ------------

      Loss applicable to common stockholders        $    (13,401)  $    (15,474)
                                                    ============   ============

      Basic and diluted:

      Weighted average shares of common stock
          outstanding                                212,218,234     70,161,057
                                                    ------------   ------------
      Weighted average shares used in
          computing basic and diluted net
          loss per share                             212,218,234     70,161,057

      Basic and diluted net loss per share          $      (0.06)  $      (0.22)
                                                    ============   ============


                                                        NINE MONTHS ENDED
                                                           SEPTEMBER 30,
                                                    ---------------------------
                                                        2004           2003
                                                    ------------   ------------

      Loss applicable to common stockholders        $    (31,238)  $    (41,538)
                                                    ============   ============

      Basic and diluted:

      Weighted average shares of common stock
          outstanding                                164,442,133     66,726,872
                                                    ------------   ------------
      Weighted average shares used in
          computing basic and diluted net
          loss per share                             164,442,133     66,726,872

      Basic and diluted net loss per share          $      (0.19)  $      (0.62)
                                                    ============   ============

THIS EXHIBIT CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM DSL.NET, INC.'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2004 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH REPORT.